SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   February 23, 2010

GREEN ENERGY LIVE, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-148661	33-1155965
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1740 44th Street, Suite 5-230
Wyoming, MI 49519-6443
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(866) 460-7336
(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2010, Green Energy Live, Inc. (“GELV” or the “Company”) entered into a non-binding Letter of Intent (“LOI”) for a proposed transaction with Peck Electric, Inc. (“PEI”), subject to execution of a definitive agreement. This LOI replaces any previous arrangement between the companies.  The LOI contemplates the purchase by GELV of 100% interest of PEI for a purchase price of $5 million with such amount to be paid in the form of shares of restricted common stock, cash, and a promissory note to be negotiated .

The parties intend to sign a definitive agreement and to close the purchase transaction by April 25, 2010. The contemplated transaction is subject to the completion of PEI’s due diligence and audit, and the parties agreeing to execute and deliver the definitive agreements necessary to consummate the proposed transaction.  If the cash portion is not paid by the closing date, the parties may agree to any number of 30-day extensions and a new closing date shall be selected by mutual consent by all parties.

The description set forth herein of the terms and conditions of the LOI is qualified in its entirety by reference to the full text of the LOI, which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On February 24, 2010, the Company issued a press release announcing that it has signed a letter of intent to acquire Peck Electric, Inc. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable

(b) Pro Forma Financial Information.

Not Applicable

(d) Exhibits.

Exhibit Number	Description

10.1	Letter of Intent between the Company and Peck Electric, Inc., dated February 23, 2010

99.1	Press Release dated February 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN ENERGY LIVE, INC.

Date: February 26, 2010	By:	/s/ Karen Clark
Karen Clark
President, Chief Executive Officer and Principal Financial Officer